UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): June 1, 2005 (May 24, 2005)

                           LOCAL TELECOM SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                                     NEVADA
                 (State or other jurisdiction of incorporation)

                                     2-42114
                            (Commission File Number)

                                   75-1310613
                        (IRS Employer Identification No.)

                   7738 FOREST LANE #102 - DALLAS, TX (75230)
               (Address of principal executive offices)(Zip Code)

       Registrant's telephone number, including area code: (972) 386-7700
         --------------------------------------------------------------

                   (Former name or former address, if changed
                              since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                                    FORM 8-K
                           LOCAL TELECOM SYSTEMS, INC.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

Effective May 24, 2005, Registrant acquired all of the common stock of MBI Mortgage, Inc. and MBI Mortgage Management Corporation ("MBI" or "Seller"), (the "Transaction"). In connection with the Transaction, Registrant obtained a loan of $250,000 from Bergstrom Investment Management, LLC (the "BIM Loan") and a loan of $50,000 from SOS Resource Services, Inc. (the "SOS Loan"). The proceeds of the BIM Loan were used to pay professional fees and a portion of the purchase price of Seller and the proceeds of the SOS Loan were used to pay professional fees and provide working capital. The aggregate purchase price for MBI was comprised of the following:

     o 4,775,000 shares of Registrant's $0.0167 par value common stock (the ("Common Stock").
     o 1,050,000 warrants to purchase Registrant's Common Stock. Of the 1,050,000 warrants, 350,000 are at an exercise price of $0.35 per share and 700,000 are at an exercise price of $0.20 per share. All 1,050,000 warrants have a three-year exercise period.
     o $60,000 promissory note with terms of 10% per annum interest and due and payable in six months.
     o $248,000 of cash, of which $200,000 was paid at the closing of the Transaction and $48,000 to be paid at $2,000 monthly for twenty-four months.

Additionally, certain parties agreed to provide a portion of the required collateral for the closing of the BIM Loan and the SOS Loan (the "Pledgors"). In consideration of the BIM Loan, Registrant will issue 660,000 warrants to purchase Registrant's Common Stock at $0.20 per share to the Pledgors. All 660,000 warrants have a three-year exercise period. In consideration of the SOS Loan, Registrant agreed to the pledge of 930,000 shares of its Common Stock.

Section 8 - Other Events

Item 8.01 Other Events

In consideration of the Transaction discussed under Item 2.01 above, shareholders of record immediately preceding the closing of the Transaction will be issued warrants to purchase shares of Registrant's $0.0167 par value common stock. Accordingly, Registrant will issue approximately 1,599,188 warrants to purchase its common stock at an exercise price of $1.00 per share and have an exercise period of one year from the date of issuance. Additionally, Registrant will issue approximately 1,599,188 warrants to purchase its common stock at an exercise price of $2.00 per share and have an exercise period of two years from the date of issuance. The Registrant intends to register the issuance and distribution of the afore said warrants in a registration statement filed with the Securities and Exchange Commission.

Effective June 1, 2005, a majority of the Registrant's shareholders approved a reverse stock split of the issued and outstanding shares of Registrant's common stock by a ratio of one-for-fifty. Currently, there are approximately 79,959,423 shares issued and outstanding and after considering the one-for-fifty reverse stock split, but before the issuances pursuant to the Transaction, there will be approximately 1,599,188 shares issued and outstanding once the afore said reverse stock split is effective.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of the Businesses Acquired. The Registrant expects that the audited financial statements required by this item 9.01 of MBI will be completed and filed by amendment to this Form 8-K Current Report within 71 days after the date of this Form 8-K Current Report.

(b) Pro Forma Financial Information. The Registrant expects that the pro forma financial statements required by this item 9.01 will be completed and filed by amendment to this Form 8-K Current Report not later than 71 days after the date of this Form 8-K Current Report.

(c) Exhibits.

EXHIBIT NO. DESCRIPTION


10.1 Purchase Agreement dated May 17, 2005 between Registrant and BHDH Family Partnership, L.P., Rea Brothers, Ltd., JAAVBR, L.P., J2 Family, L.P., Bajjer, LLC and Copano Bay Associates, L.P.

10.2 Assignment of Purchase Agreement of MBI Mortgage Management Corp. dated March 25, 2005 from Bajjer, LLC to MBI Mortgage, Inc.

10.3 Purchase Agreement dated March 25, 2005 between Bajjer LLC and MBI Mortgage Management Corp., MBI Mortgage Services LTD and Scott Sears.

10.4 Securities Purchase Agreement dated May 5, 2005 between Registrant and Bergstrom Investment Management, LLC

10.5 Secured Promissory Note dated May 5, 2005 between Registrant and Bergstrom Investment Management, LLC

10.6 Securities Purchase Agreement dated May 24, 2005 between Registrant and SOS Resource Services, Inc.

10.7 Secured Subordinated Promissory Note dated May 24, 2005 between Registrant and SOS Resource Services, Inc.

10.8 Warrant Agreement between Registrant and for SOS Resources Services, Inc. dated May 24, 2005.

10.9 Warrant Agreement dated May 5, 2005 between Registrant and Bergstrom Investment Management, LLC.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           LOCAL TELECOM SYSTEMS, INC.
                                  (REGISTRANT)
Date: June 1, 2005

/s/ William R. Miertschin
--------------------------------------
William R. Miertschin, President and Chief Executive Officer